UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FLEXSHOPPER, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-5456087
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2700 N. Military Trail, Suite 200 Boca Raton, FL	33431
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Warrants, each to purchase one share of Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-226823.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are warrants (the “Warrants”), each to purchase one share of common stock, par value $0.0001 per share, of FlexShopper, Inc. (the “Registrant”). The description of the Warrants required by this Item is contained in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-226823) initially filed with the Securities and Exchange Commission on August 13, 2018, and as subsequently amended (the “Registration Statement”), under the caption “Description of Capital Stock,” and is incorporated herein by reference. The description of the Warrants included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes a part of the Registration Statement shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference.

Exhibit Number	Description

3.1	Restated Certificate of Incorporation of FlexShopper, Inc. (previously filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed on March 8, 2018 and incorporated herein by reference)

3.2	Certificate of Amendment to Certificate of Incorporation (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 21, 2018 and incorporated herein by reference)

3.2	Amended and Restated Bylaws (previously filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 7, 2018 and incorporated herein by reference)

4.1	Form of Warrant Agency Agreement by and between the Company and Continental Stock Transfer & Trust and Form of Warrant Certificate for Registered Offering (previously filed as Exhibit 4.4 to the Company’s Registration Statement on Form S-1 filed on September 24, 2018 and incorporated herein by reference)

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boca Raton, State of Florida, on this 24th day of September 2018.

FLEXSHOPPER, INC.

Date: September 24, 2018	By:	/s/ Brad Bernstein
		Name:	Brad Bernstein
		Title:	Chief Executive Officer and Director

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